EXHIBIT 10.3

[Travel Channel Letterhead]

As of May 20, 2004

World Poker Tour, L.L.C.
Attn: Steve Lipscomb
1041 North Formosa Avenue
Formosa Building, Suite 99
West Hollywood, CA 90046

Re:	“World Poker Tour” — Option Exercise Letter — Season 3

Dear Steve:

     Reference is made to (i) that certain master agreement (the “Master Agreement”) dated as of August 22, 2003 between WORLD POKER TOUR L.L.C. (“Producer”) and THE TRAVEL CHANNEL, L.L.C. (“TRV”); (ii) that certain agreement attached to the Master Agreement (the “Attachment”), dated as of August 22, 2003 between Producer and TRV in connection with the second season of the television production currently known as the “World Poker Tour” (the “Program”); (iii) that certain fully executed Amendment to Season 2 Agreement, dated as of April 22, 2004 (the “First Amendment”); and (iv) that certain fully executed Amendment Number 2 to Season 2 Agreement, dated as of May 10, 2004 (the “Second Amendment”). The Master Agreement and the Attachment, as amended by the First Amendment and the Second Amendment, are collectively hereinafter referred to as the “Agreement.”

     Except as otherwise defined herein, capitalized terms used by not defined herein shall have the meanings set forth in the Agreement.

     In accordance with and subject to Paragraph 4 of the Attachment, TRV hereby exercises its Option for an Additional Series Order in connection with the third Season pursuant to the terms of the Agreement. This letter supercedes and replaces the option exercise letter sent to you on April 12, 2004.

Very truly yours, TRAVEL CHANNEL, L.L.C.
By:	/s/ Rick Rodriguez

Its: EVP & General Manager Travel Channel